EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in this registration statement on Form S-3, and in the registration statement on Form S-3 -- File No. 333-40599, of our reports dated January 27, 1999 on our audits of the consolidated financial statements and financial statement schedule of Savoir Technology Group, Inc. and subsidiaries as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998, which reports are included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Experts."

                                              PricewaterhouseCoopers LLP

                                              /s/ PricewaterhouseCoopers LLP


San Jose, California
April 26, 1999